Exhibit 4.7

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

(THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS

ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, THE SUBSCRIPTION AGENT.

Intermountain Community Bancorp

Incorporated under the laws of the State of Idaho

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Intermountain Community Bancorp

Subscription Price: $1.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME, (AS DEFINED IN THE PROSPECTUS), UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 1.0324 shares of Common Stock, with no par value of Intermountain Community Bancorp, an Idaho corporation, at a subscription price of $1.00 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Intermountain Community Bancorp Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Unsubscribed Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Oversubscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Intermountain Community Bancorp Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Intermountain Community Bancorp and the signatures of its duly authorized officers.

Dated:

Curt Hecker	Dale Schuman
President and Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand, mail or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Oversubscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Oversubscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I exercise	rights	x	1.0324	=	$
(no. of rights)			(ratio)			(total no. of new shares)

I apply for	shares	x	$ 1.00	=	$
(total no. of new shares)			(subscription price)			(amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Oversubscription Privilege, subject to the terms and conditions set forth in the Prospectus:

I apply for	shares	x	$ 1.00	=	$
(no. of new shares)			(subscription price)			(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft drawn on a US bank payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer as subscription agent for Intermountain Community Bancorp with clear identity of the subscriber who is paying the subscription price by wire transfer.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I understand and confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 4.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the Backstop Commitment, as described in the Prospectus, and assuming that all 8,700,000 shares of Common Stock are sold pursuant to the rights offering and, if applicable, the Backstop Commitment); (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 4.9% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock and I will be allocated only that number of shares that would result in me acquiring the maximum number of shares permissible based on such beneficial ownership limitation, and the remaining shares will be allocated among all other Rights holders on a pro rata basis described (with respect to (1) or (2), any such excess shares, (the “Excess Shares”); and (3) the Company may, but is under no obligation to, reduce my maximum exercise of the basic subscription right and/or the oversubscription privilege, as applicable, to such number of shares so as not to cause my beneficial ownership to exceed 4.9%.

Signature(s):

                             Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Rights Certificate.

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF INTERMOUNTAIN COMMUNITY BANCORP SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, THE SUBSCRIPTION AGENT, AT (877) 248-6417.